EXHIBIT 4

                             JOINT FILING AGREEMENT

     The undersigned parties hereby agree that this Amendment No. 2 to Schedule 13D filed herewith relating to the ordinary shares, par value NIS 0.10 per share, of Lumenis Ltd. is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k) on behalf of each such person.

Date: March 30, 2009

                                                   Ofer Hi-Tech Investments Ltd.

                                                   By: /s/ Yoav Doppelt
                                                   -----------------------------
                                                   Name: Yoav Doppelt

                                                   Ofer Holdings Group Ltd.

                                                   By: /s/ Eyal Wolfsthal
                                                   -----------------------------
                                                   Name: Eyal Wolfsthal

                                                   Lynav Holdings Ltd.

                                                   By: /s/ Abraham Anaby
                                                   -----------------------------
                                                   Name:  Abraham Anaby